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Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Casella Waste Systems, Inc. (the "Company") for the period ended April 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Richard A. Norris, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 23, 2003	/s/ RICHARD A. NORRIS Richard A. Norris Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by Section 906, has been provided to Casella Waste Systems, Inc. and will be retained by Casella Waste Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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CFO CERTIFICATION